News Release

For more information, please contact:
Investors:
Dexter Congbalay
224-306-1535
dexter.congbalay@lambweston.com

Media:
Shelby Stoolman
208-424-5461
shelby.stoolman@lambweston.com

Lamb Weston Holdings, Inc. Reports Fiscal Third Quarter 2018 Results and Updates Full Year Outlook

Third Quarter 2018 Highlights

•	Net sales increased 12% to $863 million
•	Income from operations increased 17% to $169 million; Adjusted Income from Operations(1) increased 14% to $171 million
•	Adjusted EBITDA including unconsolidated joint ventures(1) increased 25% to $238 million
•

Diluted EPS increased to $1.06 from $0.57 in third quarter 2017; $0.31 of the increase related to U.S. tax reform, including a $0.16 benefit from discrete items and a $0.15 benefit from a lower tax rate

•	Adjusted Diluted EPS(1) increased to $0.91 from $0.59 in third quarter 2017, and includes a $0.15 benefit from a lower tax rate as a result of U.S. tax reform

Updated FY 2018 Outlook

•	Net sales expected to increase at upper end of mid-single digits range, up from a previous estimate of mid-single digits
•	Adjusted EBITDA including unconsolidated joint ventures(1) expected to be $805 million-$810 million, up from a previous estimate of $780 million-$790 million

EAGLE, ID (Apr. 5, 2018) – Lamb Weston Holdings, Inc. (NYSE: LW) announced today its third quarter 2018 results and updated its outlook for fiscal 2018.

“Our strong top- and bottom-line performance in the third quarter reflects the benefits of our capital expansion investments, our focus on delivering industry-leading customer service and our commitment to operational excellence,” said Tom Werner, President and CEO. “Across each of our core businesses, we grew volume and improved price/mix to drive profit growth and expand margins. Our new production line in Richland, Washington is up and running, providing us with greater flexibility across our manufacturing network to support further growth, innovation and limited time offerings for our customers, as well as allowing us to better manage costs, capacity utilization and service levels. In Europe, our joint venture delivered another solid quarter by growing volume and reducing costs. As a result of our strong year-to-date performance and continued expectation of a favorable operating environment, we’ve raised our annual outlook for sales growth and Adjusted EBITDA.”

Summary of Third Quarter FY 2018 Results
($ in millions, except per share)

		Year-Over-Year		Year-Over-Year
	Q3 2018	Growth Rates	YTD 2018	Growth Rates
Net sales	$863.4	12%	$2,505.5	7%
Income from operations	$169.2	17%	$446.6	13%
Net income attributable to Lamb Weston	$156.8	86%	$316.8	26%
Diluted EPS	$1.06	86%	$2.14	26%

Adjusted EBITDA including unconsolidated joint ventures(1)	$237.6	25%	$617.9	16%
Adjusted Diluted EPS(1)	$0.91	54%	$2.01	12%

Q3 2018 Commentary

Net sales were $863.4 million, up 12 percent versus the year-ago period. Price/mix increased 7  percent due to pricing actions and favorable product and customer mix. Volume increased 5 percent, with growth in each operating segment.

Income from operations rose 17 percent to $169.2 million from the prior year period, and included $1.7 million of costs related to the spinoff from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”), compared with $5.1 million of expenses incurred in the prior year period related to the spinoff from Conagra.

Excluding these comparability items, income from operations grew $20.6 million, or 14 percent, driven by higher gross profit. Gross profit increased $36.9 million, due to favorable price/mix and volume, partially offset by packaging, commodity, manufacturing, transportation and warehousing cost inflation, and higher depreciation expense primarily associated with the Company’s new french fry production line in Richland, Washington. The rise in gross profit was partially offset by a $16.3 million increase in selling, general and administrative expenses, excluding comparability items. The higher SG&A was largely a result of incremental labor and benefits and infrastructure costs associated with being a stand-alone company, higher incentive compensation expense accruals based on operating performance and increased investments in advertising and promotional support.

Adjusted EBITDA including unconsolidated joint ventures(1) was $237.6 million, up 25 percent versus the prior year quarter, reflecting growth in income from operations and equity method investment earnings.

Diluted EPS increased $0.49 to $1.06 from $0.57 in the prior year period. Approximately $0.31 of the increase relates to the Tax Cuts and Jobs Act (the “Tax Act”) enacted in December 2017, and included a $0.16 benefit from discrete items and a $0.15 benefit related to adopting a lower tax rate. The remaining increase was driven by growth in income from operations and equity method investment earnings.

Adjusted Diluted EPS(1) increased $0.32 to $0.91 from $0.59 in the prior year period, and includes a $0.15 benefit related to adopting a lower tax rate as a result of the Tax Act. The remaining increase was driven by growth in income from operations and equity method investment earnings.

The effective tax rate(2) was 4.5 percent in the third quarter of fiscal 2018, versus 33.4 percent in the prior year period. Compared with the third quarter of fiscal 2017, the Tax Act(3) decreased income tax expense by approximately $47 million. This decrease includes a provisional $24.0 million net discrete benefit, comprised of a $38.7 million non-cash benefit from the re-measurement of the Company’s net U.S. deferred tax liabilities using the new U.S. statutory tax rate, partially offset by a $14.7 million transition tax on the Company’s previously untaxed foreign earnings, which is payable over eight years. In addition, the third quarter decrease in tax expense also includes an approximate $23 million tax benefit related to the lower U.S. corporate tax rate, which included approximately $14 million benefit related to earnings reported in the first half of fiscal 2018 and $9 million related to fiscal third quarter earnings. In the third quarter of fiscal 2018, the Company’s effective tax rate, excluding $24.0 million of comparability items arising from the Tax Act, was 18.9%. The Company will continue to refine these amounts within the measurement period allowed by Staff Accounting Bulletin (“SAB”) No. 118, which will not exceed one year from the enactment date of the Tax Act.

Q3 2018 Segment Highlights

Global

Global Segment Summary

		Year-Over-Year
	Q3 2018	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net sales	$448.7	15%	9%	6%
Segment product contribution margin(1)	$114.8	23%

Net sales for the Global segment, which is comprised of the top 100 North American based restaurant chain customers as well as the Company’s international business, increased 15 percent to $448.7 million. Price/mix increased 9 percent, reflecting price increases as well as improvement in customer and product mix. Volume increased 6 percent, driven by the benefit of significant limited time product offerings and solid growth in sales to strategic customers in the U.S.

Global segment product contribution margin(1) increased 23 percent to $114.8 million, driven by favorable price/mix and volume growth. The increase was partially offset by packaging, commodity, manufacturing, transportation and warehousing cost inflation, as well as higher depreciation expense associated with the new Richland production line.

Foodservice

Foodservice Segment Summary

		Year-Over-Year
	Q3 2018	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net sales	$253.5	5%	5%	0%
Segment product contribution margin(1)	$90.0	7%

Net sales for the Foodservice segment, which services North American foodservice distributors and restaurant chains outside the top 100 North American based restaurant chain customers, increased 5 percent to $253.5 million. Price/mix increased 5 percent, as compared to a 10 percent increase in the prior year quarter, reflecting pricing actions taken in the current year, the carryover effect of pricing actions taken in fiscal year 2017, and improvement in customer and product mix. Volume increased nominally as growth of higher-margin Lamb Weston-branded and operator-labeled products offset the loss of some lower-margin, distributor-label product volumes.

Foodservice segment product contribution margin(1) increased 7 percent to $90.0 million, driven by favorable price/mix, partially offset by packaging, commodity, manufacturing, transportation and warehousing cost inflation, as well as higher depreciation expense associated with the new Richland production line.

Retail

Retail Segment Summary

		Year-Over-Year
	Q3 2018	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net sales	$130.2	31%	9%	22%
Segment product contribution margin(1)	$30.5	32%

Net sales for the Retail segment, which includes sales of branded and private label products to grocery, mass merchant and club customers in North America, increased 31 percent to $130.2 million. Volume increased 22 percent, primarily driven by distribution gains of Grown in Idaho and other branded products, as well as the timing of shipments of private label products. Price/mix increased 9 percent, due to higher prices across the private label and branded portfolios, as well as improved mix, partially offset by higher trade investments to support expanded distribution of Grown in Idaho branded products.

Retail segment product contribution margin(1) increased 32 percent to $30.5 million, mainly due to higher volume and price/mix. The increase was partially offset by packaging, manufacturing, transportation and warehousing cost inflation, as well as higher trade investments and advertising and promotional support behind Grown in Idaho branded products.

Equity Method Investment Earnings

Equity method investment earnings from unconsolidated joint ventures in the U.S. and Europe were $26.4 million and $12.7 million for the third quarter of fiscal 2018 and 2017, respectively. These amounts included a $2.5 million unrealized gain related to mark-to-market adjustments associated with currency and commodity hedging contracts in the current quarter and a $1.4 million loss in the prior year quarter. Excluding these adjustments, earnings from equity method investments increased $9.8 million, driven by solid operating results in Europe and the U.S., including lower raw potato and production costs in Europe, volume growth, an approximate $4 million gain related to a divestiture of a non-core business, and a $2.0 million foreign currency translation benefit.

Outlook

The Company provides earnings guidance on a non-GAAP basis and does not reconcile guidance to GAAP as the Company cannot predict certain elements that are included in reported GAAP results, including costs related to tax reform, the spinoff from Conagra, and other items impacting comparability.

The Company updated its outlook for fiscal year 2018 as follows:

FY 2018 Outlook Summary

Net sales growth rate	Upper End of Mid-Single Digit Range

Adjusted EBITDA including unconsolidated joint ventures(1)	$805 million-$810 million

Interest expense	Approximately $110 million

Effective tax rate(2) excluding comparability items	Approximately 28%

Cash used for capital expenditures	$270 million-$280 million

As summarized in the table above, the Company expects:

•	Net sales to grow at the upper end of the mid-single digit range, driven by solid price/mix and volume growth. The Company’s previous estimate was for net sales to grow mid-single digits.

•

Adjusted EBITDA including unconsolidated joint ventures(1) to be in the range of $805 million to $810 million, including higher selling, general and administrative expenses as a percentage of sales for fiscal 2018 due to the full-year impact of incremental labor and benefits and infrastructure costs associated with being a stand-alone public company, higher incentive compensation expense accruals as a result of the Company’s operating performance, and higher advertising and promotional expense in support of the introduction of the Company’s Grown in Idaho product line in retail. Using the mid-point of the range, this represents an increase of approximately 17% percent versus a fiscal 2017 pro forma Adjusted EBITDA including unconsolidated joint ventures(1) of $692 million. The Company’s previous estimate was for Adjusted EBITDA including unconsolidated joint ventures(1) to be in the range of $780 million to $790 million.

In addition, the Company expects:

•

Total interest expense for fiscal 2018 to be approximately $110 million, which is an increase of approximately $50 million from fiscal 2017 due to the full-year impact of the Company’s capital structure after the spinoff from Conagra. The Company’s previous estimate was for total interest expense to be in the range of $105 million to $110 million.

•

A blended estimated effective tax rate(2) excluding comparability items of approximately 28 percent, which reflects the effect of a lower U.S. corporate tax rate as a result of the Tax Act. The Company’s previous estimate was for an effective tax rate of 33 to 34 percent.

•

Cash used for capital expenditures to be between $270 million and $280 million for fiscal 2018, up from the Company’s previous estimate of $250 million. The increase of between $20 million and $30 million reflects the acceleration of spending for the initial phase of construction of a new 300 million pound french fry production line at the Company’s Hermiston, Oregon facility that will support customers’ growth in North America as well as Asia. The Company continues to expect this $250 million production line to be completed during the fourth quarter of fiscal 2019.

End Notes

(1)

Adjusted EBITDA including unconsolidated joint ventures, pro forma Adjusted EBITDA including unconsolidated joint ventures, Adjusted Income from Operations, Adjusted Diluted EPS and segment product contribution margin are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information. Pro forma Adjusted EBITDA including unconsolidated joint ventures includes $15.0 million of stand-alone public company costs for a full year. See also “Outlook” in this press release for a discussion of the earnings guidance on a non-GAAP basis.

(2)	The effective tax rate is calculated as the ratio of income tax expense to pre-tax income, inclusive of equity method investment earnings.

(3)

The Tax Act enacted in December 2017, provided approximately $47 million, or $0.31 per diluted share, of income tax benefits during the third quarter, as follows (dollars in millions, except per share amounts):

	Income
	Tax	Diluted
	Benefit	EPS
Discrete items, net (a)	$24	$0.16

Benefit from lower tax rate (b)
Benefit related to earnings reported in first half of fiscal 2018	14	0.09
Benefit related to third quarter fiscal 2018 earnings	9	0.06
	23	0.15
Impact of Tax Act	$47	$0.31

(a)

Includes a provisional $24.0 million, or $0.16 per diluted share, net discrete benefit, comprised of a $38.7 million benefit from the estimated impact of remeasuring the Company’s net U.S. deferred tax liabilities on its balance sheet at a lower tax rate, partially offset by a $14.7 million transition tax on its previously untaxed foreign earnings, which is payable over eight years. The Company’s analysis of these items is not complete. The Company will complete the accounting for these items during the measurement period allowed by SAB No. 118, which will not exceed one year from the enactment date of the Tax Act.

(b)

The Company is required to record the effect of changes in enacted tax laws or rates in the interim period in which the change occurs. Accordingly, the Company recorded an approximate $23 million, or $0.15 per diluted share, benefit from a lower tax rate, in the third quarter. Approximately $14 million of the benefit is attributable to the earnings reported in the first half of fiscal 2018.

Since the Company’s fiscal year-end is the last Sunday in May, the impact of the lower U.S. corporate income tax rate is phased in, resulting in a U.S. statutory federal tax rate of approximately 29% for the fiscal year ending May 27, 2018, and a 21% U.S. statutory federal rate for fiscal years thereafter. The Company is estimating an effective tax rate, excluding discrete items, of approximately 28% for the fiscal 2018 full year.

Webcast and Conference Call Information

Lamb Weston will host a conference call to review its third quarter 2018 results at 10:00 a.m. ET today. Investors and analysts may access the call toll-free by dialing (800) 239-9838, and using the event confirmation code of 8591354. A listen-only webcast will be provided at www.lambweston.com.

About Lamb Weston

Lamb Weston, along with its joint venture partners, is a leading supplier of frozen potato, sweet potato, appetizer and vegetable products to restaurants and retailers around the world. For more than 60 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for our customers and make things more delicious for their customers. From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles. Because, when we look at a potato, we see possibilities. Learn more about us at lambweston.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “continue,” “focus,” “deliver,” “expect,” “drive,” “support,” “grow,” “will,” “manage,” “expand,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s plans, execution, taxes, and business outlook and prospects. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: the Company’s ability to successfully execute its long-term value creation strategies; the competitive environment and related conditions in the markets in which it operates; political and economic conditions of the countries in which it conducts business and other factors related to its international operations; disruption of its access to export mechanisms; its ability to complete proposed acquisitions or integrate acquired businesses or execute on large capital projects; its debt levels; the availability and prices of raw materials; changes in its relationships with its growers or significant customers; the success of its joint ventures; actions of governments and regulatory factors affecting its businesses or joint ventures; the ultimate outcome of litigation or any product recalls; levels of pension, labor and people-related expenses; its ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; the impact of the Tax Act, including the effect on net deferred tax liabilities and the discrete transition tax on unremitted foreign earnings; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.

Non-GAAP Financial Measures

To supplement the financial information included in this press release, the Company has presented Adjusted Income from Operations, Adjusted EBITDA including unconsolidated joint ventures, pro forma Adjusted EBITDA including unconsolidated joint ventures, Adjusted Diluted EPS, and segment product contribution margin, each of which is considered a non-GAAP financial measure. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net income, diluted earnings per share, cash flow from operations, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.

Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting these non-GAAP financial measures provide investors with useful information because they (i) provide meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.

Lamb Weston Holdings, Inc.

Condensed Combined and Consolidated Statements of Earnings

(unaudited, dollars in millions, except per-share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	February 25,	February 26,	February 25,	February 26,
	2018	2017	2018	2017 (1)
Net sales	$863.4	$768.5	$2,505.5	$2,335.5
Cost of sales	619.5	561.5	1,855.7	1,749.0
Gross profit	243.9	207.0	649.8	586.5
Selling, general and administrative expenses (2)	74.7	61.8	203.2	190.8
Income from operations	169.2	145.2	446.6	395.7
Interest expense, net	28.5	26.3	81.1	34.5
Income before income taxes and equity method earnings	140.7	118.9	365.5	361.2
Income tax expense (3)	7.5	44.0	93.1	129.0
Equity method investment earnings	26.4	12.7	58.5	29.5
Net income	159.6	87.6	330.9	261.7
Less: Income attributable to noncontrolling interests	2.8	3.4	14.1	10.7
Net income attributable to Lamb Weston Holdings, Inc.	$156.8	$84.2	$316.8	$251.0
Earnings per share
Basic	$1.07	$0.57	$2.15	$1.71
Diluted	$1.06	$0.57	$2.14	$1.70
Dividends declared per common share	$0.19125	$0.18750	$0.56625	$0.18750

Computation of diluted earnings per share:
Net income attributable to Lamb Weston Holdings, Inc.	$156.8	$84.2	$316.8	$251.0
Less: Increase in redemption value of noncontrolling interests in excess of earnings allocated	0.9	0.7	2.2	1.6
Net income available to Lamb Weston common stockholders	$155.9	$83.5	$314.6	$249.4
Diluted weighted average common shares outstanding	147.1	146.5	146.9	146.5
Diluted earnings per share	$1.06	$0.57	$2.14	$1.70

(1)

On November 9, 2016, Lamb Weston Holdings, Inc. (“Lamb Weston”) separated from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”) and became an independent publicly-traded company through the pro rata distribution by Conagra of 100% of the outstanding common stock of Lamb Weston to Conagra stockholders (the “Separation”). The combined and consolidated earnings in all periods prior to November 9, 2016, were carved out of Conagra’s consolidated financial statements. These financial statements may not reflect what the Company’s results of operations would have been had it operated as a separate stand-alone public company and may not be indicative of its future results of operations. These financial statements should be read together with the consolidated financial statements and notes in the Company’s fiscal 2017 Form 10-K and fiscal 2018 third quarter Form 10-Q.

(2)

The thirteen and thirty-nine weeks ended February 25, 2018, include $1.7 million and $7.9 million, respectively, of pre-tax expenses related to the Separation as discussed in footnote (1) above. The thirteen and thirty-nine weeks ended February 26, 2017, include $5.1 million and $23.8 million, respectively, of Separation-related expenses. In all periods, the expenses related primarily to professional fees and other employee-related costs.

(3)

The Tax Act decreased income tax expense by approximately $47 million. This decrease includes a provisional $24.0 million net discrete benefit which consists of a $38.7 million non-cash benefit from the re-measurement of the Company’s net U.S. deferred tax liabilities using the new U.S. statutory tax rate, partially offset by a $14.7 million transition tax on the Company’s previously untaxed foreign earnings, which is payable over eight years. In addition, the decrease in income tax expense includes an approximate $23 million tax benefit related to the lower U.S. corporate tax rate. The Company will continue to refine these amounts within the measurement period allowed by SAB No.118, which will not exceed one year from the enactment date of the Tax Act.

Lamb Weston Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited, dollars in millions, except share data)

	February 25,	May 28,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$49.4	$57.1
Receivables, less allowance for doubtful accounts of $0.6 and $0.5	236.6	185.2
Inventories	630.5	525.0
Prepaid expenses and other current assets	81.7	90.9
Total current assets	998.2	858.2
Property, plant and equipment, net	1,356.8	1,271.2
Goodwill	135.7	133.0
Intangible assets, net	35.9	37.2
Equity method investments	217.4	178.6
Other assets	9.9	7.4
Total assets	$2,753.9	$2,485.6

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term borrowings	$31.6	$22.0
Current portion of long-term debt and financing obligations	39.3	37.9
Accounts payable	292.4	295.0
Accrued liabilities	216.0	200.5
Total current liabilities	579.3	555.4
Long-term liabilities:
Long-term debt, excluding current portion	2,344.4	2,365.0
Deferred income taxes	80.4	90.5
Other noncurrent liabilities	87.4	71.2
Total long-term liabilities	2,512.2	2,526.7
Commitments and contingencies
Redeemable noncontrolling interest	54.6	50.7
Stockholders' equity:
Common stock of $1.00 par value, 600,000,000 shares authorized; 146,282,248 and 146,080,901 shares issued	146.3	146.1
Additional distributed capital	(904.1)	(904.8)
Retained earnings	354.5	121.0
Accumulated other comprehensive income (loss)	13.4	(9.3)
Treasury stock, at cost, 52,092 and 6,143 common shares	(2.3)	(0.2)
Total stockholders' deficit	(392.2)	(647.2)
Total liabilities and stockholders’ equity	$2,753.9	$2,485.6

Lamb Weston Holdings, Inc.

Condensed Combined and Consolidated Statements of Cash Flows

(unaudited, dollars in millions)

	Thirty-Nine Weeks Ended
	February 25,	February 26,
	2018	2017
Cash flows from operating activities
Net income	$330.9	$261.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and debt issuance costs	104.1	79.6
Stock-based compensation expense	15.1	9.8
Earnings of joint ventures in excess of distributions	(22.0)	(7.3)
Deferred income taxes	(16.0)	(6.6)
Other	(7.5)	3.1
Changes in operating assets and liabilities:
Receivables	(51.4)	(31.7)
Inventories	(105.4)	(73.5)
Income taxes payable/receivable, net	38.0	—
Prepaid expenses and other current assets	(11.5)	(24.3)
Accounts payable	31.6	17.9
Accrued liabilities	4.3	25.4
Net cash provided by operating activities	$310.2	$254.1
Cash flows from investing activities
Additions to property, plant and equipment	(204.4)	(204.5)
Proceeds from sale of assets	0.1	2.0
Additions to other long-term assets	(2.5)	—
Net cash used for investing activities	$(206.8)	$(202.5)
Cash flows from financing activities
Proceeds from short-term borrowings, net	9.4	67.3
Proceeds from issuance of debt	—	798.1
Debt repayments	(29.9)	(4.7)
Net transfers to Conagra	—	(38.8)
Dividends paid	(82.2)	(27.4)
Cash distributions paid to Conagra at Separation	—	(823.5)
Payments of debt issuance costs	—	(12.3)
Cash distributions paid to noncontrolling interest	(12.4)	(9.0)
Other	(1.3)	0.2
Net cash used for financing activities	$(116.4)	$(50.1)
Effect of exchange rate changes on cash and cash equivalents	5.3	(0.4)
Net increase (decrease) in cash and cash equivalents	(7.7)	1.1
Cash and cash equivalents, beginning of the period	57.1	36.4
Cash and cash equivalents, end of period	$49.4	$37.5

Lamb Weston Holdings, Inc.

Segment Information

(unaudited, dollars in millions)

	Thirteen Weeks Ended
			Year-Over-
	February 25,	February 26,	Year Growth
	2018	2017	Rates	Price/Mix	Volume
Segment sales
Global	$448.7	$391.6	15%	9%	6%
Foodservice	253.5	242.2	5%	5%	0%
Retail	130.2	99.7	31%	9%	22%
Other	31.0	35.0	(11%)	1%	(12%)
	$863.4	$768.5	12%	7%	5%

Segment product contribution margin (1)
Global	$114.8	$93.2	23%
Foodservice	90.0	84.1	7%
Retail	30.5	23.1	32%
Other	0.9	2.2	(59%)
	236.2	202.6	17%
Other selling, general, and administrative expenses (2)	67.0	57.4	17%
Income from operations	$169.2	$145.2	17%

Items impacting comparability (2)
Expenses related to the Separation	$1.7	$5.1

Adjusted income from operations (3)	$170.9	$150.3	14%

(1)

Product contribution margin is defined as net sales, less cost of sales and advertising and promotion expenses. Segment product contribution margin excludes general corporate expenses and interest expense because management believes these amounts are not directly associated with segment performance for the period.

(2)

The thirteen weeks ended February 25, 2018 and February 26, 2017,  include $1.7 million and $5.1 million, respectively, of  pre-tax expenses related to the Separation. The expenses related primarily to professional fees and other employee-related costs. Other selling, general and administrative expenses include all selling, general and administrative expenses other than advertising and promotion expenses.

(3)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Segment Information

(unaudited, dollars in millions)

	Thirty-Nine Weeks Ended
			Year-Over-
	February 25,	February 26,	Year Growth
	2018	2017	Rates	Price/Mix	Volume
Segment sales
Global	$1,279.5	$1,203.4	6%	4%	2%
Foodservice	805.8	753.0	7%	6%	1%
Retail	324.2	285.8	13%	3%	10%
Other	96.0	93.3	3%	6%	(3%)
	$2,505.5	$2,335.5	7%	5%	2%

Segment product contribution margin (1)
Global	$277.7	$259.1	7%
Foodservice	273.1	243.8	12%
Retail	66.3	63.6	4%
Other	16.0	5.0	NM
	633.1	571.5	11%
Other selling, general, and administrative expenses (2)	186.5	175.8	6%
Income from operations	$446.6	$395.7	13%

Items impacting comparability (2)
Expenses related to the Separation	$7.9	$23.8

Adjusted income from operations (3)	$454.5	$419.5	8%

(1)

Product contribution margin is defined as net sales, less cost of sales and advertising and promotion expenses. Segment product contribution margin excludes general corporate expenses and interest expense because management believes these amounts are not directly associated with segment performance for the period.

(2)

The thirty-nine weeks ended February 25, 2018 and February 26, 2017, include $7.9 million and $23.8 million, respectively, of pre-tax expenses related to the Separation. The expenses related primarily to professional fees and other employee-related costs. Other selling, general and administrative expenses include all selling, general and administrative expenses other than advertising and promotion expenses.

(3)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, dollars in millions, except per-share amounts)

	Thirteen Weeks Ended February 25, 2018
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$169.2	$28.5	$7.5	$26.4	$159.6	$2.8	$156.8	$1.06
Items impacting comparability (1) (3):
Expenses related to the Separation	1.7	—	0.5	—	1.2	—	1.2	0.01
Tax Reform (2)	—	—	24.0	—	(24.0)	—	(24.0)	(0.16)
Total items impacting comparability	1.7	—	24.5	—	(22.8)	—	(22.8)	(0.15)
Adjusted (4)	$170.9	$28.5	$32.0	$26.4	$136.8	$2.8	$134.0	$0.91

	Thirteen Weeks Ended February 26, 2017
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$145.2	$26.3	$44.0	$12.7	$87.6	$3.4	$84.2	$0.57
Items impacting comparability (1) (3):
Expenses related to the Separation	5.1	—	1.9	—	3.2	—	3.2	0.02
Total items impacting comparability	5.1	—	1.9	—	3.2	—	3.2	0.02
Adjusted (4)	$150.3	$26.3	$45.9	$12.7	$90.8	$3.4	$87.4	$0.59

	Thirty-Nine Weeks Ended February 25, 2018
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$446.6	$81.1	$93.1	$58.5	$330.9	$14.1	$316.8	$2.14
Items impacting comparability (1) (3):
Expenses related to the Separation	7.9	—	2.8	—	5.1	—	5.1	0.03
Tax Reform (2)	—	—	24.0	—	(24.0)	—	(24.0)	(0.16)
Total items impacting comparability	7.9	—	26.8	—	(18.9)	—	(18.9)	(0.13)
Adjusted (4)	$454.5	$81.1	$119.9	$58.5	$312.0	$14.1	$297.9	$2.01

	Thirty-Nine Weeks Ended February 26, 2017
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$395.7	$34.5	$129.0	$29.5	$261.7	$10.7	$251.0	$1.70
Items impacting comparability (1) (3):
Expenses related to the Separation	23.8	—	8.8	—	15.0	—	15.0	0.10
Total items impacting comparability	23.8	—	8.8	—	15.0	—	15.0	0.10
Adjusted (4)	$419.5	$34.5	$137.8	$29.5	$276.7	$10.7	$266.0	$1.80

(1)	See footnotes (2) and (3) to the Condensed Combined and Consolidated Statements of Earnings above for a discussion of the items impacting comparability.

(2)

The Tax Act decreased income tax expense by approximately $47 million. This decrease includes a provisional $24.0 million net discrete benefit which consists of a $38.7 million non-cash benefit from the re-measurement of the Company’s net U.S. deferred tax liabilities using the new U.S. statutory tax rate, partially offset by a $14.7 million transition tax on the Company’s previously untaxed foreign earnings, which is payable over eight years. In addition, the decrease in income tax expense includes an approximate $23 million tax benefit related to the lower U.S. corporate tax rate. The Company will continue to refine these amounts within the measurement period allowed by SAB No.118, which will not exceed one year from the enactment date of the Tax Act.

(3)	Items impacting comparability are tax-effected at the marginal rate based on the applicable tax jurisdiction.

(4)

Adjusted income from operations, income tax expense, equity method investment earnings, net income, net income attributable to Lamb Weston and diluted earnings per share are non-GAAP financial measures. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of Lamb Weston. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP.  The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, dollars in millions)

To supplement the financial information included in this press release, the Company has presented Adjusted EBITDA including unconsolidated joint ventures, which is considered a non-GAAP financial measure. The following table reconciles net income attributable to Lamb Weston to Adjusted EBITDA including unconsolidated joint ventures.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Fifty-Two Weeks Ended
	February 25,	February 26,	February 25,	February 26,	May 28,
	2018	2017	2018	2017	2017
Net income attributable to Lamb Weston Holdings, Inc.	$156.8	$84.2	$316.8	$251.0	$326.9
Income attributable to noncontrolling interests	2.8	3.4	14.1	10.7	13.3
Equity method investment earnings	(26.4)	(12.7)	(58.5)	(29.5)	(53.3)
Interest expense, net	28.5	26.3	81.1	34.5	61.2
Income tax expense	7.5	44.0	93.1	129.0	170.2
Income from operations	169.2	145.2	446.6	395.7	518.3
Depreciation and amortization	36.4	26.4	100.7	78.2	106.6
Items impacting comparability (1)
Expenses related to the Separation	1.7	5.1	7.9	23.8	26.5
Non-cash gain on assets	—	—	—	—	(3.1)
Adjusted EBITDA (2) (3)	207.3	176.7	555.2	497.7	648.3

Unconsolidated Joint Ventures (4)
Equity method investment earnings	26.4	12.7	58.5	29.5	53.3
Interest expense, income tax expense, and depreciation and
amortization included in equity method investment earnings	7.8	5.7	21.4	16.9	22.5
Add: EBITDA from unconsolidated joint ventures	34.2	18.4	79.9	46.4	75.8

Consolidated Joint Ventures (4)
Income attributable to noncontrolling interests	(2.8)	(3.4)	(14.1)	(10.7)	(13.3)
Interest expense, income tax expense, and depreciation and
amortization included in income attributable to noncontrolling interests	(1.1)	(0.9)	(3.1)	(2.7)	(3.7)
Subtract: EBITDA from consolidated joint ventures	(3.9)	(4.3)	(17.2)	(13.4)	(17.0)

Adjusted EBITDA including unconsolidated joint ventures (2)	$237.6	$190.8	$617.9	$530.7	$707.1

Selling, general and administrative expenses (5)					15.0

Pro forma Adjusted EBITDA including unconsolidated
joint ventures (5)					$692.1

(1)	See footnote (2) to the Condensed Combined and Consolidated Statements of Earnings above for a discussion of the items impacting comparability.

(2)

Adjusted EBITDA including unconsolidated joint ventures is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. Lamb Weston presents this measure because the Company believes it provides a means to evaluate the performance of the Company on an ongoing basis using the same measure frequently used by the Company’s management and assists in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP.  This non-GAAP measure is not intended to be a  substitute for GAAP financial measures and should not be used as such.

(3)	Adjusted EBITDA includes EBITDA from consolidated joint ventures.

(4)

Lamb Weston holds equity interests in three potato processing joint ventures, including 49.99% of Lamb Weston BSW, LLC and 50% of Lamb-Weston/RDO Frozen and Lamb-Weston/Meijer v.o.f.  Lamb Weston consolidates the financial statements of Lamb Weston BSW, LLC and accounts for its ownership in the other joint ventures under the equity method of accounting.

(5)	Pro forma Adjusted EBITDA including unconsolidated joint ventures includes a full year of stand-alone public company costs.